SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC 20549


                              FORM 8-K/A

   Current Report Pursuant to Section 13 or 15(d) of  the Securities
                         Exchange Act of 1934


    Date of Report (Date of earliest event reported) March 31, 2002

                           CURECOM.COM, INC.
         Exact name of registrant as specified in its charter



New Jersey                             000-33059     223-3703714
(State or other jurisdiction of       (Commission     (IRS Employer
Incorporation or organization)         File Number) Identification No.)

                       18 Robin Lane, Monroe, NJ        08831
                    (Address of Principal Offices)    (Zip Code)

  Registrants telephone number, including area code:   (604) 913-8355


                                  NA
     (Former name or former address, if changed since last report)



Item 1.   Changes in Control of Registrant

          NA

Item 2.   Acquisition or Disposition of Assets

          NA

Item 3.   Bankruptcy or Receivership

          NA

Item 4.   Changes in Registrant's Certifying Accountant

Jerome Rosenberg, the registrant's Independent Auditor resigned on March 31, 2002. Since the time of his engagement, Mr. Rosenberg, in his report on the financial statements, has never given any adverse opinion or disclaimer of opinion or modified or qualified any opinion. There have been no disagreements with Mr. Rosenberg of any nature. His resignation was the result of the press of time and the projected cost in producing the audited statements of Curecom.com, Inc.

The Company has appointed Janet Loss, C.P.A., P.C., 1780 South
Bellaire, Suite 500, Denver, CO 80201 as the new auditor.

No discussions were held by the registrant with the new Independent
Auditor.

A copy of Mr. Rosenberg's letter to Ms. Loss is included in this filing as Exhibit 1.

Item 5.   Other Events


Item 6.   Resignations of Registrant's Directors

          NA

Item 7.   Financial Statements and Exhibits

Letter of resignation of Jerome Rosenberg is included as Exhibit 1.

Item 8.   Change in Fiscal Year

          NA









Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 18, 2002


CURECOM.COM, INC.
         (Registrant)

/S/  Kenneth Jones Jr.
      Kenneth Jones Jr., President

                           Jerome Rosenberg
                   CERTIFIED PUBLIC ACCOUNTANT, P.C.

35 PINELAWN ROAD      Tel:  (631)777-2290
Suite 204 W           Fax: (613)777-2293
MELVILLE, NY 11747    E-mail  jrosencpa@aol.com

April 10, 2002

Janet Loss, CPA, P.C.
1780 South Bellaire Street, #500
Denver, CO 80223


Dear Ms. Loss:

In regards to our resignation as Independent Auditor for Curecom.com, Inc. please be advised of the following:

-    The date of our last audited report was July 18, 2001.
- There were no disagreements regarding accounting principles, auditing procedures or similarily significant matters between management of Curecom.com, Inc. and our firm.
- There is no information that we are aware of that might bear on the integrity of management of Curecom.com, Inc.
- There were no communications to Curecom.com, Inc.'s audit committee or; others with equivalent authority and responsibility regarding fraud, illegal acts and internal-control related matters.
- Our understanding as to the reason for the change in auditors is that management of Curecom.com, Inc. had advised us that our proposed fee for the audit examination for the year ended December 31, 2001 was too costly considering their cash constraints.

Should there be any need for any additional information, please do not hesitate to contact our office.


Yours Sincerely,

/S/ Jerome Rosenberg, CPA
     Jerome Rosenberg, CPA